Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter 2023 Results

NEW YORK, NY, May 5, 2023 / Business Wire - AG Mortgage Investment Trust, Inc. ("MITT," "we," the "Company," or "our") (NYSE: MITT) today reported financial results for the quarter ended March 31, 2023.

Q1 2023 FINANCIAL HIGHLIGHTS

•$11.85 Book Value per share as of March 31, 2023 compared to $11.39 as of December 31, 2022(1)
•$11.48 Adjusted Book Value per share as of March 31, 2023 compared to $11.03 as of December 31, 2022(1)
◦Increase of 4.1% from December 31, 2022
◦Quarterly economic return on equity of 5.7%(2)
•$0.38 and $0.03 of Net Income/(Loss) and Earnings Available for Distribution ("EAD") per diluted common share, respectively(3)
•$0.18 dividend per common share

MANAGEMENT REMARKS

"Despite the volatile end to the quarter, we grew book value by 4% while maintaining ample liquidity and operating with only 1.4 turns of economic leverage," said TJ Durkin, Chief Executive Officer and President. "We remain focused and disciplined in protecting book value, produced strong first quarter results and have positioned ourselves to continue building upon this momentum throughout the year."

INVESTMENT, FINANCING, AND CAPITAL HIGHLIGHTS

• $4.5 billion Investment Portfolio as of March 31, 2023 compared to $4.2 billion as of December 31, 2022(4)(5)
◦$133.5 million of loans either purchased during the quarter or committed to be purchased as of quarter end
▪Growth in pipeline post quarter end currently approximating $281.1 million of unpaid principal balance as of the date of this release
◦Acquired $264.8 million of Agency RMBS and $10.9 million of Non-Agency RMBS at attractive returns on equity
•$4.1 billion of financing as of March 31, 2023 compared to $3.9 billion as of December 31, 2022(5)
◦$3.5 billion of non-recourse financing and $0.6 billion of recourse financing as of March 31, 2023
◦Executed one rated securitization of Non-Agency Loans with a total unpaid principal balance of $271.2 million, converting financing from recourse financing with mark-to-market margin calls to non-recourse financing without mark-to-market margin calls
•8.9x GAAP Leverage Ratio and 1.4x Economic Leverage Ratio as of March 31, 2023
•0.8% Net Interest Margin(6)
•$87.9 million of total liquidity as of March 31, 2023, all of which was cash and cash equivalents
•Repurchased 0.9 million shares of common stock for $5.2 million, representing a weighted average cost of $5.68 per share. Repurchases resulted in approximately 2% accretion to December 31, 2022 book value per share
◦Subsequent to quarter end, repurchased 0.1 million shares of common stock for $0.8 million, representing a weighted average cost of $5.85 per share
◦As of the date of this release, $1.7 million of capacity remains authorized under our 2022 Repurchase Program
◦On May 4, 2023, the Company's Board of Directors approved a $15.0 million common stock repurchase program on substantially the same terms as the 2022 Repurchase Program. This authorization is in addition to the amount remaining under the 2022 Repurchase Program

INVESTMENT PORTFOLIO

The following summarizes the Company’s Investment Portfolio as of March 31, 2023(4)(5) ($ in millions):

	Fair Value	Yield(7)	Financing	Cost of Funds(a), (8)	Percent of Fair Value
Residential Investments(b)	$4,185.5	5.1%	$3,884.5	4.5%	93.6%
Agency RMBS	287.2	5.8%	269.2	5.0%	6.4%
Total	$4,472.7	5.2%	$4,153.7	4.4%	100.0%
(a) Total Cost of Funds shown includes the cost or benefit from our interest rate hedges. Total Cost of Funds as of March 31, 2023 excluding the cost or benefit of our interest rate hedges was 4.5%.
(b) As of March 31, 2023, the table above excludes our investment in Arc Home and includes fair value of $50.2 million of Residential Investments that are included in the “Investments in debt and equity of affiliates” line item on our consolidated balance sheet. These Residential Investments include $31.6 million of Non-QM Securities, $7.8 million of Re/Non-Performing Securities, and $10.8 million of Land Related Financing.

FINANCING PROFILE

The following summarizes the Company’s financing as of March 31, 2023(5) ($ in millions):

	Securitized Debt	Residential Bond Financing(a)	Residential Loan Warehouse Financing	Agency Financing	Total
Amount	$3,505.5	$273.2	$105.8	$269.2	$4,153.7
Cost of Funds(8), (b)	4.2%	6.6%	6.8%	5.0%	4.4%
Advance Rate	88%	53%	84%	94%	N/A
Available Borrowing Capacity(c)	N/A	N/A	$2,094.2	N/A	$2,094.2
Recourse/Non-Recourse	Non-Recourse	Recourse	Recourse	Recourse	85% Non-Recourse 15% Recourse
(a) Includes financing on the retained tranches from securitizations issued by the Company and consolidated in the “Securitized residential mortgage loans, at fair value” line item on the Company’s consolidated balance sheets. Additionally, includes financing on certain securities included in the “Real Estate Securities, at fair value” and “Investments in debt and equity of affiliates” line items on the Company’s consolidated balance sheets.
(b) Total Cost of Funds shown includes the cost or benefit from our interest rate hedges. Total Cost of Funds as of March 31, 2023 excluding the cost or benefit of our interest rate hedges was 4.5%.
(c) The borrowing capacity under our residential mortgage loan warehouse financing arrangements is uncommitted by the lenders.

ARC HOME UPDATE(9)

•Arc Home continues to focus on Non-Agency Loan originations(a):
◦Arc Home originated $239.1 million of residential mortgage loans during the first quarter 2023, of which $123.7 million were Non-Agency Loans
•Cash of $17.2 million, along with Arc Home's $88.2 million mortgage servicing right portfolio that is largely unlevered, provides Arc Home with a strong financial position to manage the current dynamics in the mortgage origination market
•Arc Home generated an after-tax net loss of $(5.2) million in the first quarter primarily resulting from unrealized losses in the fair value of Arc Home's mortgage servicing right portfolio as rates decreased during the quarter, coupled with low origination volumes
◦MITT's portion of the after-tax net loss was $(2.3) million
•As of March 31, 2023, the fair value of MITT’s investment in Arc Home was calculated using a valuation multiple of 0.94x book value, consistent with December 31, 2022

(a) Non-Agency includes Non-QM Loans, QM Loans, Jumbo Loans, and Agency-Eligible Loans. Agency-Eligible Loans are loans that conform with GSE underwriting guidelines but are sold to Non-Agency investors, including MITT

BOOK VALUE ROLL-FORWARD

The below table provides a summary of our first quarter activity impacting book value as well as a reconciliation to adjusted book value ($ in thousands, except per share data).

	Amount	Per Diluted Share(3)
12/31/22 Book Value(1)	$242,328	$11.39
Common dividend	(3,684)	(0.18)
Net repurchases of common stock	(5,157)	0.26
Earnings available for distribution	582	0.03
Net realized and unrealized gain/(loss) included within equity in earnings/(loss) from affiliates	355	0.02
Net realized gain/(loss)	100	0.01
Net unrealized gain/(loss)	8,717	0.41
Transaction related expenses and deal related performance fees	(1,800)	(0.09)
3/31/23 Book Value(1)	$241,441	$11.85
Change in Book Value	(887)	0.46

3/31/23 Book Value(1)	$241,441	$11.85
Net proceeds less liquidation preference of preferred stock	(7,519)	(0.37)
3/31/23 Adjusted Book Value(1)	$233,922	$11.48

12/31/22 Book Value(1)	$242,328	$11.39
Net proceeds less liquidation preference of preferred stock	(7,519)	(0.36)
12/31/22 Adjusted Book Value(1)	$234,809	$11.03

DIVIDENDS

The Company announced that on May 4, 2023 its Board of Directors (the "Board") declared second quarter 2023 preferred stock dividends as follows:

In accordance with the terms of its 8.25% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), the Board declared a quarterly cash dividend of $0.51563 per share on its Series A Preferred Stock;

In accordance with the terms of its 8.00% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock"), the Board declared a quarterly cash dividend of $0.50 per share on its Series B Preferred Stock; and

In accordance with the terms of its 8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"), the Board declared a quarterly cash dividend of $0.50 per share on its Series C Preferred Stock.

The above dividends for the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock are payable on June 20, 2023 to preferred shareholders of record on May 31, 2023.

On March 15, 2023, the Board declared a first quarter dividend of $0.18 per share of common stock that was paid on April 28, 2023 to common stockholders of record as of March 31, 2023.

On February 16, 2023, the Board declared a quarterly dividend of $0.51563 per share on the Series A Preferred Stock, $0.50 per share on the Series B Preferred Stock, and $0.50 per share on the Series C Preferred Stock. The dividends were paid on March 17, 2023 to preferred stockholders of record as of February 28, 2023.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders, and analysts to participate in MITT’s first quarter earnings conference call on Friday, May 5, 2023 at 8:30 a.m. Eastern Time.

To participate in the call by telephone, please dial (800) 225-9448 at least five minutes prior to the start time. International callers should dial (203) 518-9708. The Conference ID is MITTQ123. To listen to the live webcast of the conference call, please go to https://event.on24.com/wcc/r/4212104/B0A285FDF80AFA59FA86FB8747BC983D and register using the same Conference ID.

A presentation will accompany the conference call and will be available prior to the call on the Company’s website, www.agmit.com, under "Presentations" in the "Investor Relations" section.

For those unable to listen to the live call, an audio replay will be available on May 5, 2023 through 9:00 a.m. Eastern Time on June 5, 2023. To access the replay, please go to the Company’s website at www.agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a residential mortgage REIT with a focus on investing in a diversified risk-adjusted portfolio of residential mortgage-related assets in the U.S. mortgage market. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., a leading privately-held alternative investment firm focusing on credit and real estate strategies.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO., L.P.

Angelo, Gordon & Co., L.P. ("Angelo Gordon") is a privately-held alternative investment firm founded in November 1988. The firm currently manages approximately $53 billion with a primary focus on credit and real estate strategies. Angelo Gordon has over 650 employees, including more than 200 investment professionals, and is headquartered in New York, with associated offices elsewhere in the U.S., Europe and Asia. For more information, visit www.angelogordon.com.

FORWARD LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, book value, adjusted book value, our investments, our business and investment strategy, investment returns, return on equity, liquidity, financing, taxes, our assets, our interest rate sensitivity, and our views on certain macroeconomic trends and conditions, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of our company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainty and economic impact of the COVID-19 pandemic and of responsive measures implemented by various governmental authorities, businesses and other third parties; whether market conditions will improve and its impact on our performance; whether challenging market conditions will provide us with attractive investment opportunities we anticipate or at all; our ability to continue to grow our residential investment portfolio; our acquisition pipeline; our ability to invest in higher yielding assets through Arc Home, other origination partners or otherwise; our levels of liquidity, including whether our liquidity will sufficiently enable us to continue to deploy capital within the residential whole loan space as anticipated or at all; the impact of market, regulatory and structural changes on the market opportunities we expect to have, and whether we will be able to capitalize on such opportunities in the manner we anticipate; the impact of market volatility and economic recession on our business and ability to execute our strategy; whether we will be able to generate liquidity from additional opportunistic liquidations in our Re/Non-performing loan portfolio; our portfolio mix, including levels of Non-Agency/Agency-Eligible and Agency mortgage loans; our ability to manage warehouse exposure as anticipated or at all; our levels of leverage, including our levels of recourse and non-recourse financing; our ability to execute securitizations, including at the pace anticipated or at all; our ability to achieve our forecasted returns on equity on warehoused assets and post-securitization, including whether such returns will support earnings growth; changes in our business and investment strategy; our ability to grow our adjusted book value; our ability to predict and control costs; changes in inflation, interest rates and the fair value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; the impact of credit spread movements on our business; the impact of interest rate changes on our asset yields and net interest margin; changes in the yield curve; the timing and amount of stock issuances pursuant to our ATM program or otherwise; the timing and amount of stock repurchases, if any; our capitalization, including the timing and amount of preferred stock repurchases or exchanges, if any; expense levels, including levels of management fees; changes in prepayment rates on the loans we own or that underlie our investment securities; our distribution policy; Arc Home’s performance, including its liquidity position and ability to increase origination volumes, in Non-Agency loans or otherwise; the composition of Arc Home’s portfolio, including levels of MSR exposure; levels of leverage on Arc Home’s MSR portfolio; our percentage allocation of loans originated by Arc Home; increased rates of default or delinquencies and/or decreased recovery rates on our assets; the availability of and competition for our target investments; our ability to obtain and maintain financing arrangements on terms favorable to us or at all; changes in general economic or market conditions in our industry and in the finance and real estate markets, including the impact on the value of our assets; conditions in the market for Residential Investments and Agency RMBS; our levels of EAD; legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities; regional bank failures; how COVID-19 may affect us, our operations and personnel; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; and our ability to qualify for an exemption from registration under the Investment Company Act of 1940, as amended. Additional information concerning these and other risk factors are contained in our filings with the Securities and Exchange Commission ("SEC"), including those described in Part I – Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in our filings with the SEC. Copies are available free of charge on the SEC's website, http://www.sec.gov/. All forward looking statements in this press release speak only as of the date of this press release. We undertake no duty to update any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. All financial information in this press release is as of March 31, 2023, unless otherwise indicated.

NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial results and financial metrics derived therefrom, including Earnings Available for Distribution, investment portfolio, financing arrangements, and economic leverage ratio, which are calculated by including or excluding unconsolidated investments in affiliates or, with respect to our equity allocation calculation, by allocating all non-investment portfolio related assets and liabilities to our investment portfolio categories based on the characteristics of such assets and liabilities, as described in the footnotes to this press release. Our management team believes that this non-GAAP financial information, when considered with our GAAP financial statements, provides supplemental information useful for investors to help evaluate our financial performance. However, our management team also believes that our definition of EAD has important limitations as it does not include certain earnings or losses our management team considers in evaluating our financial performance. Our presentation of non-GAAP financial information may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP financial information should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

AG Mortgage Investment Trust, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	March 31, 2023	December 31, 2022
Assets
Securitized residential mortgage loans, at fair value - $441,113 and $423,967 pledged as collateral, respectively	$3,968,770	$3,707,146
Residential mortgage loans, at fair value - $126,131 and $353,039 pledged as collateral, respectively	130,741	356,467
Residential mortgage loans held for sale, at fair value - $0 and $64,984 pledged as collateral, respectively	—	64,984
Real estate securities, at fair value - $322,984 and $41,653 pledged as collateral, respectively	322,984	43,719
Investments in debt and equity of affiliates	69,638	71,064
Cash and cash equivalents	87,876	84,621
Restricted cash	14,546	14,182
Other assets	27,381	27,595
Total Assets	$4,621,936	$4,369,778

Liabilities
Securitized debt, at fair value	$3,505,529	$3,262,352
Financing arrangements	629,458	621,187
Dividend payable	3,684	3,846
Other liabilities	21,352	19,593
Total Liabilities	4,160,023	3,906,978
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - $227,991 aggregate liquidation preference	220,472	220,472
Common stock, par value $0.01 per share; 450,000 shares of common stock authorized and 20,377 and 21,284 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	204	212
Additional paid-in capital	773,457	778,606
Retained earnings/(deficit)	(532,220)	(536,490)
Total Stockholders’ Equity	461,913	462,800

Total Liabilities & Stockholders’ Equity	$4,621,936	$4,369,778

  AG Mortgage Investment Trust, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Interest Income
Interest income	$57,803	$33,417
Interest expense	46,188	16,122
Total Net Interest Income	11,615	17,295

Other Income/(Loss)
Net interest component of interest rate swaps	1,020	(2,270)
Net realized gain/(loss)	100	8,783
Net unrealized gain/(loss)	8,717	(22,420)
Total Other Income/(Loss)	9,837	(15,907)

Expenses
Management fee to affiliate	2,075	1,962
Non-investment related expenses	2,820	2,674
Investment related expenses	2,326	2,021
Transaction related expenses	1,707	5,879
Total Expenses	8,928	12,536

Income/(loss) before equity in earnings/(loss) from affiliates	12,524	(11,148)

Equity in earnings/(loss) from affiliates	16	(2,054)
Net Income/(Loss)	12,540	(13,202)

Dividends on preferred stock	(4,586)	(4,586)

Net Income/(Loss) Available to Common Stockholders	$7,954	$(17,788)

Earnings/(Loss) Per Share of Common Stock
Basic	$0.38	$(0.74)
Diluted	$0.38	$(0.74)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	21,066	23,915
Diluted	21,066	23,915

NON-GAAP FINANCIAL MEASURES

Earnings Available for Distribution

This press release contains Earnings Available for Distribution ("EAD"), a non-GAAP financial measure. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define EAD, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding (i) (a) unrealized gains/(losses) on loans, real estate securities, derivatives and other investments, inclusive of our investment in AG Arc, and (b) net realized gains/(losses) on the sale or termination of such instruments, (ii) any transaction related expenses incurred in connection with the acquisition, disposition, or securitization of our investments, (iii) accrued deal-related performance fees payable to third party operators to the extent the primary component of the accrual relates to items that are excluded from EAD, such as unrealized and realized gains/(losses), (iv) realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights and the derivatives intended to offset changes in the fair value of those net mortgage servicing rights, (v) deferred taxes recognized at our taxable REIT subsidiaries, if any, and (vi) any gains/(losses) associated with exchange transactions on our common and preferred stock. Items (i) through (vi) above include any amount related to those items held in affiliated entities. Management considers the transaction related expenses referenced in (ii) above to be similar to realized losses incurred at the acquisition, disposition, or securitization of an asset and does not view them as being part of its core operations. Management views the exclusion described in (iv) above to be consistent with how it calculates EAD on the remainder of its portfolio. Management excludes all deferred taxes because it believes deferred taxes are not representative of current operations. EAD includes the net interest income and other income earned on our investments on a yield adjusted basis, including TBA dollar roll income/(loss) or any other investment activity that may earn or pay net interest or its economic equivalent.

A reconciliation of GAAP Net Income/(loss) available to common stockholders to EAD for the three months ended March 31, 2023 and 2022 is set forth below (in thousands, except per share data):

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Income/(loss) available to common stockholders	$7,954	$(17,788)
Add (Deduct):
Net realized (gain)/loss	(100)	(8,783)
Net unrealized (gain)/loss	(8,717)	22,420
Transaction related expenses and deal related performance fees	1,800	6,132
Equity in (earnings)/loss from affiliates	(16)	2,054
EAD from equity method investments(a)(b)	(339)	(2,550)
Dollar roll income/(loss)(c)	—	(1,977)
Earnings available for distribution	$582	$(492)
Earnings available for distribution, per Diluted Share	$0.03	$(0.02)
(a) For the three months ended March 31, 2023 and 2022, $(0.6) million or $(0.03) per share and $4.4 million or $0.18 per share, respectively, of realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights and corresponding derivatives were excluded from EAD, net of deferred tax expense or benefit. Additionally, for the three months ended March 31, 2023 and 2022, $0.2 million or $0.01 per share and $(2.5) million or $(0.10) per share, respectively, of unrealized changes in the fair value of our investment in Arc Home were excluded from EAD.
(b) EAD recognized by AG Arc does not include our portion of gains recorded by Arc Home in connection with the sale of residential mortgage loans to us. For the three months ended March 31, 2023 we did not eliminate any intra-entity profits recognized by Arc Home as we did not purchase any loans from Arc during the quarter. For the three months ended March 31, 2022, we eliminated $2.4 million or $0.10 per share of intra-entity profits recognized by Arc Home, and also decreased the cost basis of the underlying loans we purchased by the same amount.
(c) TBA dollar roll income/(loss) is the economic equivalent of net interest carry income on the underlying Agency RMBS of TBAs over the roll period (interest income less implied financing cost).

The components of EAD for the three months ended March 31, 2023 and 2022 is set forth below (in thousands, except per share data):

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Interest Income	$13,217	$18,728

MITT’s After-Tax Share of Arc Home Net Income	(2,315)	3,145
Less: Gains on loans sold to MITT(a)	—	(2,356)
Less: MSR MTM (gains)/losses, net of deferred tax expense/(benefit)(b)	582	(4,410)
Arc Home EAD to MITT	(1,733)	(3,621)

Net interest component of interest rate swaps	1,020	(2,270)
Dollar roll income/(loss)	—	(1,977)
Hedge Income/(Expense)	1,020	(4,247)

Management fee to affiliate	(2,075)	(1,962)
Non-investment related expenses	(2,820)	(2,674)
Investment related expenses	(2,441)	(2,130)
Dividends on preferred stock	(4,586)	(4,586)
Operating Expense	(11,922)	(11,352)

Earnings available for distribution	$582	$(492)
Earnings available for distribution, per Diluted Share	$0.03	$(0.02)
(a) EAD excludes our portion of gains recorded by Arc Home in connection with the sale of residential mortgage loans to us. We eliminated such gains recognized by Arc Home and also decreased the cost basis of the underlying loans we purchased by the same amount. Upon reducing our cost basis, unrealized gains are recorded within net income based on the fair value of the underlying loans at quarter end.
(b) EAD excludes unrealized changes in the fair value of Arc Home’s net mortgage servicing rights and corresponding derivatives, net of any deferred taxes.

Economic Leverage Ratio

This press release contains Economic Leverage Ratio, a non-GAAP financial measure. Our presentation of Economic Leverage Ratio may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define GAAP leverage as the sum of (1) GAAP Securitized debt, at fair value, (2) our GAAP Financing arrangements, net of any restricted cash posted on such financing arrangements, and (3) the amount payable on purchases that have not yet settled less the financing remaining on sales that have not yet settled. We define Economic Leverage, a non-GAAP metric, as the sum of: (i) our GAAP leverage, exclusive of any fully non-recourse financing arrangements, (ii) financing arrangements held through affiliated entities, net of any restricted cash posted on such financing arrangements, exclusive of any financing utilized through AG Arc, any adjustment related to unsettled trades as described in (2) in the previous sentence, and any non-recourse financing arrangements and (iii) our net TBA position (at cost), if any.

The calculation in the table below divides GAAP leverage and Economic Leverage by our GAAP stockholders’ equity to derive our leverage ratios. The following table presents a reconciliation of our GAAP Leverage to Economic Leverage ratio ($ in thousands).

March 31, 2023	Leverage	Stockholders’ Equity	Leverage Ratio
GAAP Securitized debt, at fair value	$3,505,529
GAAP Financing arrangements	629,458
Restricted cash posted on Financing arrangements	(1,081)
GAAP Leverage	$4,133,906	$461,913	8.9x
Financing arrangements through affiliated entities	18,731
Non-recourse financing arrangements(a)	(3,520,739)
Net TBA (receivable)/payable adjustment	244
Economic Leverage	$632,142	$461,913	1.4x
(a) Non-recourse financing arrangements include securitized debt and other non-recourse financing on MATT Non-QM Securities.

Footnotes

(1)    Book value is calculated using stockholders’ equity less net proceeds of our cumulative redeemable preferred stock ($220.5 million) as the numerator. Adjusted book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock ($228.0 million) as the numerator.
(2)    The economic return on equity represents the change in adjusted book value per share during the period, plus the common dividends declared over the period, divided by adjusted book value per share from the prior period.
(3)    Diluted per share figures are calculated using diluted weighted average outstanding shares in accordance with GAAP.
(4)    The Investment Portfolio at period end consists of the net carrying value of our Residential Investments, Agency RMBS, and, where applicable, any long positions in TBAs, including mortgage loans and securities owned through investments in affiliates, exclusive of AG Arc LLC. Our Residential Investments and Agency RMBS are held at fair value. Refer to footnote 5 for more information on the GAAP accounting for certain items included in our Investment Portfolio.
(5)    Generally, when we purchase an investment and finance it, the investment is included in our assets and the financing is reflected in our liabilities on our consolidated balance sheet as either "Financing arrangements" or "Securitized debt, at fair value." Throughout this press release where we disclose our Investment Portfolio and the related financing, we have presented this information inclusive of (i) mortgage loans and securities owned through investments in affiliates that are accounted for under GAAP using the equity method and, where applicable, (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This presentation excludes investments through AG Arc LLC unless otherwise noted.
(6)    Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for our Investment Portfolio, which excludes cash held.
(7)    The yield on our debt investments represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. Our calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is weighted based on fair value.
(8)    The cost of funds at quarter end is calculated as the sum of (i) the weighted average funding costs on recourse financing arrangements outstanding at quarter end, (ii) the weighted average funding costs on non-recourse financing arrangements outstanding at quarter end, and (iii) the weighted average of the net pay or receive rate on our interest rate swaps outstanding at quarter end. The cost of funds at quarter end are weighted by the outstanding financing arrangements at quarter end, including any non-recourse financing arrangements.
(9)    We invest in Arc Home LLC through AG Arc LLC, one of our equity method investees. Our investment in AG Arc LLC is $37.5 million as of March 31, 2023, representing a 44.6% ownership interest.